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AMERICAN ITALIAN PASTA COMPANY                                          -NEWS
                                                                        -RELEASE

Contact:
George Shadid,
EVP & Chief Financial Officer
816/584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         American Italian Pasta Company
                    Announces Resignation of Horst Schroeder
                      as Chairman of the Board of Directors

KANSAS CITY,  MO, October 19, 2005 -- American  Italian Pasta Company  announced today that Horst Schroeder has resigned his position as Chairman of the Board of
Directors  effective  October 17, 2005. Mr. Schroeder has served as the Chairman since June 1991 and remains a member of the Board of  Directors.  Mr.  Schroeder will  continue to receive the base  compensation  called for under his  existing consulting agreements with the Company through September 30, 2006.

The Company also  announced  that William R.  Patterson  has been elected as the
Chairman of the Board of Directors. Mr. Patterson has been a Director since 1997 and will also  continue to serve as the  Chairman of the Audit  Committee of the
Board of Directors.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has five  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona; Kenosha, Wisconsin and Verolanuova,
Italy. The Company has  approximately 600 employees located in the United States and Italy.